Exhibit 3.190

ARTICLES OF INCORPORATION

OF

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

We, the undersigned, voluntarily associate ourselves to form a corporation under the laws of the State of Arizona and adopt the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is: SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

ARTICLE II

PURPOSE AND INITIAL BUSINESS

The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona.

The initial business shall be to provide emergency medical services to individuals and organizations in the area of Casa Grande, Arizona.

ARTICLE III

AUTHORIZED CAPITAL

The corporation shall have the authority to issue one million shares of common stock at one ($1.00) dollar par value.

Any portion of the capital stock may be issued in payment for real or personal property, rights to or interests in property, services or any thing of value to the corporation. When issued the shares shall be fully paid as if paid in cash at par. In the absence of fraud, the Directors shall be the sole judge of the value of the property, services, right or thing acquired for the shares. The shares of this corporation shall be non-assessable.

ARTICLE IV

PREEMPTIVE RIGHTS

Shareholders of the common stock of this corporation shall have preemptive rights as to common stock whenever it is authorized to be issued, including the right of treasury stock, unless they have waived or forfeited their right of preemption.

No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

ARTICLE V

STATUTORY AGENT

The name and address of the initial statutory agent of the corporation is: Robert A. L’Ecuyer, Attorney at law, 3933 East LaSalle, Phoenix, Arizona 85040.

ARTICLE VI

KNOWN PLACE OF BUSINESS

The known place of business of the corporation shall be: 3933 East LaSalle, Phoenix, Arizona 85040

ARTICLE VII

INCORPORATORS AND INITIAL BOARD OF DIRECTORS

The name of the persons who shall serve as incorporators and the initial two member Board of Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are: Barry Landon, 3933 E. LaSalle, Phoenix, Arizona 85040; Robert A. L’Ecuyer, 3933 E. LaSalle, Phoenix, Arizona 85040.

ARTICLE VIII

DISTRIBUTIONS FROM CAPITAL SURPLUS

The Board of Directors of the corporation may distribute a portion of its assets, in cash or in property, to its shareholders on a pro rata basis out of the capital surplus of the corporation.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Subject to the by-laws of the corporation, the corporation shall indemnify any person who incurs expenses by reason of the fact he or she is or was an officer, director, employee or agent of the corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

ARTICLE X

REPURCHASE OF SHARES

The corporation may purchase its own shares to the extent of its unreserved and unrestricted earned and capital surplus.

ARTICLE XI

LIMITATION OF LIABILITY

The private property of shareholders, directors and officers of this corporation shall be exempt from the debts and obligations of the corporation to the maximum extent provided by law.

Dated and signed this 17th day of March 1992

/s/
Barry Landon, Incorporator

/s/
Robert A. L’Ecuyer, Incorporator

STATE OF ARIZONA	)
	:	SS.
County of Maricopa	)

The foregoing Articles of Incorporation were signed and acknowledged before me this 17th day of March 1992 by Barry Landon and Robert A. L’Ecuyer.

/s/
Notary Public

My Commission Expires:

My Commission Expires Sept. 26, 1992

CONSENT OF STATUTORY AGENT

I, Robert A. L’Ecuyer, designated to act as statutory agent, consent to act in that capacity until removal or resignation is submitted as provided by law.

/s/
Robert A. L’Ecuyer

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